Exhibit 11(b)

               Consent of Ernst & Young LLP, Independent Auditors

     We consent to the reference to our firm under the captions "Financial Highlights" and "Financial Statements - Audited Financial Statements" and to the use of our report dated February 12, 1997, included in the Annual Report (Form N-SAR) incorporated by reference in the Registration Statement (Form N-1A) of GE Investments Funds, Inc. (formerly, Life of Virginia Series Fund, Inc.) filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 21 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-91369) and in this Amendment No. 22 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-4041).

                                                               ERNST & YOUNG LLP


Richmond, Virginia
October 20, 1997